Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               NFO WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              06-1327424
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                           2 PICKWICK PLAZA, SUITE 400
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-8888
          (Address and telephone number of Principal Executive Offices)

                      NFO WORLDWIDE, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                                WILLIAM E. LIPNER
                              CHAIRMAN OF THE BOARD
                               NFO WORLDWIDE, INC.
                           2 PICKWICK PLAZA, SUITE 400
                        GREENWICH, CONNECTICUT 06830-5530
                     (Name and address of agent for service)
                           ---------------------------

                                 (203) 629-8888
          (Telephone number, including area code, of agent for service)

                           ---------------------------

                                    COPY TO:
                              JAMES M. DUBIN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000

                           ---------------------------

                                                  (COVER CONTINUED ON NEXT PAGE)

                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE        AGGREGATE OFFERING          AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED         PER SHARE(1)              PRICE(1)           REGISTRATION FEE
===========================================  ==================  ===================  ========================  ==================
Common Stock, $.01 par value...............     1,864,750(2)           $17.44              $32,521,240.00            $9,594.00
===========================================  ==================  ===================  ========================  ==================

(1) An estimate, based on the average of the reported high and low prices on June 26, 1998 as determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, has been made solely for the purpose of calculating the registration fee relating to the 1,864,750 shares of Common Stock to be registered hereunder and subsequently offered at prices computed upon the basis of fluctuating market prices.

(2) Represents 1,864,750 shares of Common Stock issuable pursuant to the NFO Worldwide, Inc. Stock Option Plan. This registration statement also relates to such indeterminate number of additional shares of Common Stock of NFO Worldwide, Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

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

                                EXPLANATORY NOTE


         On December 28, 1993 NFO Worldwide, Inc. (the "Company") registered an aggregate of 330,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") on a Registration Statement on Form S-8 (Registration No. 33-73516), 300,000 shares for issuance pursuant to the NFO Worldwide, Inc. Stock Option Plan (the "Stock Option Plan") and 30,000 shares for issuance pursuant to the NFO Worldwide, Inc. Directors' Stock Option Plan (the "Directors' Stock Option Plan," and together with the Stock Option Plan, the "Plans"), for which it paid the appropriate registration fee. In April 1994, the Company effected a 3 for 2 stock split. In connection therewith, an aggregate of 165,000 additional shares of Common Stock were reserved for issuance pursuant to the Plans and the issuance of such shares was covered by the Registration Statement on Form S-8 (Registration No. 33-73516).

         On May 18, 1994 the stockholders of the Company approved amendments to the Stock Option Plan and Directors' Stock Option Plan to reserve for issuance thereunder an additional 300,000 and 195,000 shares of Common Stock, respectively. Accordingly, the Company filed a Registration Statement on Form S-8 (Registration No. 33-91936) to register, among other things, the additional shares of Common Stock reserved for issuance pursuant to the Plans, for which it paid the appropriate registration fee. In February 1996, the Company effected another 3 for 2 stock split. In connection therewith, an aggregate of 495,000 additional shares of Common Stock were reserved for issuance pursuant to the Plans and the issuance of such shares was covered by the Registration Statement on Form S-8 (Registration No. 33-91936).

         On May 9, 1996 the stockholders of the Company approved an amendment to the Stock Option Plan to reserve for issuance thereunder an additional 750,000 shares of Common Stock. Accordingly, the Company filed a Registration Statement on Form S-8 (Registration No. 333-24297) to register such shares reserved for issuance pursuant to the Stock Option Plan, for which it paid the appropriate registration fee.

         On April 1, 1997, the Board of Directors of the Company approved an amendment to the Stock Option Plan permitting participants, during their lifetime, to transfer options (i) to any member of his or her immediate family,
(ii) a trust established for the exclusive benefit of the participant or one or more members of his or her immediate family or (iii) to a partnership or limited liability company, the partners or shareholders of which are limited to the participant and his or her immediate family, in each case in order to permit participants who receive transferable grants to make a gift of stock options for estate planning purposes.

         In October 1997, the Company effected another 3 for 2 stock split. In connection therewith, an aggregate of 937,500 additional shares of Common Stock were reserved for issuance pursuant to the Stock Option Plan and the issuance of such shares was covered by the Registration Statement on Form S-8 (Registration No. 333-24297).

         On May 13, 1998, the stockholders of the Company approved an amendment to the Stock Option Plan to reserve for issuance an additional 1,864,750 shares of Common Stock. Accordingly, this Registration Statement on Form S-8 is being filed under the Securities Act of 1933, as amended (the "Securities Act"), to register the additional shares of Common Stock reserved for issuance pursuant to the Stock Option Plan. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act.

         PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8, THIS REGISTRATION STATEMENT ON FORM S-8 INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8 REFERENCED ABOVE (REGISTRATION NO. 33-73516, REGISTRATION NO. 33-91936 AND REGISTRATION NO. 333-24297).

                                     PART II

Item 8. Exhibits

5.1 -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of shares of Common Stock being registered.

23.1  --  Consent of Arthur Andersen LLP.

23.2  --  Consent of Soteriou Banerji.

23.3 -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in their opinion filed as Exhibit 5.1).

24.1  --  Power of Attorney.(1)

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(1) Included on signature pages of this registration statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on June 30, 1998.

                               NFO WORLDWIDE, INC.


                               By: /s/ Patrick G. Healy
                                   --------------------
                                   Name:  Patrick G. Healy
                                   Title: President-Corporate Products/
                                          Systems Development and
                                          Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of NFO Worldwide, Inc., hereby severally constitute William E. Lipner and Patrick G. Healy our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable NFO Worldwide, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys to any and all such amendments.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JUNE 30, 1998.


     Signatures                                   Title
     ----------                                   -----

/s/ William E. Lipner              Chairman of the Board, President,
---------------------              Chief Executive Officer and Director
William E. Lipner                  (principal executive officer)

/s/ Steven J. Gilbert              Director
---------------------
Steven J. Gilbert

/s/ Walter A. Forbes               Director
--------------------
Walter A. Forbes

/s/ Edmund A. Hajim                Director
-------------------
Edmund A. Hajim

/s/ John Sculley                   Director
----------------
John Sculley

/s/ Patrick G. Healy               President-Corporate Products/
--------------------               Systems Development and
Patrick G. Healy                   Chief Financial Officer and Secretary
                                   (principal financial officer and
                                   principal accounting officer)

                                INDEX TO EXHIBITS
                                -----------------

                                                                 Sequential Page
Exhibits                                                             Number
--------                                                         ---------------

5.1 -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of shares of Common Stock being registered.

23.1  --  Consent of Arthur Andersen LLP

23.2  --  Consent of Soteriou Banerji

23.3  --  Consent of Paul, Weiss, Rifkind, Wharton & Garrison
          (included in their opinion filed as Exhibit 5.1).

24.1  --  Power of Attorney. 1/

--------
1/  Included on signature pages of this registration statement.